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                                                           Exhibit 11.1

                        PAYLESS SHOESOURCE, INC.
                        ------------------------
                 COMPUTATION OF NET EARNINGS PER SHARE
                 -------------------------------------
                   FOR THE LAST THREE FISCAL YEARS
                   -------------------------------

                                        Feb. 1,   Feb. 3,   Jan. 28,
(Thousands, except per share)             1997      1996      1995
                                        --------  --------  --------

Net earnings                            $107,702  $ 53,960  $131,453

Common shares outstanding                 40,220    40,365    40,365
                                        --------  --------  --------

Net earnings per share                  $   2.68  $   1.34  $   3.26
                                        ========  ========  ========

Primary Computation:
--------------------
Net earnings                            $107,702  $ 53,960  $131,453

Common shares outstanding                 40,220    40,365    40,365

Net effect of dilutive stock
options based on the treasury
  stock method                                87         0         0
                                        --------  --------  --------
Outstanding shares for primary
  earnings per share                      40,307    40,365    40,365
                                        ========  ========  ========

Primary earnings per share              $   2.67  $   1.34  $   3.26
                                        ========  ========  ========

Fully Diluted Computation:
--------------------------
Net earnings                            $107,702  $ 53,960  $131,453

Common shares outstanding                 40,220    40,365    40,365

Net effect of dilutive stock
options based on the treasury
  stock method                               131         0         0
                                        --------  --------  --------
Outstanding shares for fully
  diluted earnings per share              40,351    40,365    40,365
                                        ========  ========  ========

Fully Diluted earnings per share        $   2.67  $   1.34  $   3.26
                                        ========  ========  ========

Note: The Company's fiscal 1995 and 1994 outstanding shares were calculated on the number of Company shares issued and outstanding as of May 4, 1996, the date of the spin-off from The May Department Stores Company.
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